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                                                                  Exhibit 10.8

                 CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE

This CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE (together with any attached riders, exhibits and addenda, this "Contract") is made, executed and delivered as of May 21 , 1999, by LIFE SCIENCES, INC., a Delaware corporation ("Seller"), of 2900 - 72nd Street North, St. Petersburg, Florida 33710 [FEI No.:
59-0995081, Phone: (727) 345-9371, Facsimile: (727) 347-2957], and 186 - 194
IMLAY STREET REALTY CORP., a New York corporation ("Buyer"), of 140 - 53rd Street, Brooklyn, New York 11232 [FEI No.: 11-2061896, Phone: (718) 492-7400,
Facsimile: (718) 492-9608], and for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Seller and Buyer agree as follows:

(1) PROPERTY PURCHASE AND SALE: Pursuant to the terms and conditions of this Contract, Seller shall sell and Buyer shall buy the following described real property in Pinellas County, Florida (the "Property"): Lot 5, Block 1, Tyrone Planned Industrial District Second Replat and Addition, as recorded in Plat Book 57, Page 17, Public Records of Pinellas County, Florida, and that portion of Lot 6, Block 1, Tyrone Planned Industrial District Second Replat and Addition, as recorded in Plat Book 57, Page 17, Public Records of Pinellas County, Florida, lying northerly of a line drawn south of the most southerly portion of the concrete steps on the south side of the building located on such Lot 6 and parallel with the southerly line of such Lot 6; provided, however, the exact legal description shall be as provided by the survey referred to in paragraph (b) of the Standards For Real Estate Transactions attached hereto as Exhibit "A" and incorporated herein by this reference (the "Standards") and reasonably approved by Seller and Buyer. No personal property is included in the transaction provided for in this Contract (the "Transaction").

(2) PURCHASE PRICE; PAYMENT: The purchase price for the Property is $859,075.00. This amount shall be paid by Buyer's execution, acknowledgement and delivery to SUNCOAST TITLE COMPANY OF FLORIDA, INC. ("Escrow Agent") [Attn.: Linda R. O'Dell, Manager, 7241 - 49th Street North, Pinellas Park, Florida 33781, Phone: (727) 546-8935, Facsimile: (727) 544-7406] of a full satisfaction of the mortgage Buyer holds on the Property and other property (the "Satisfaction"). As a matter of agreement between Buyer and Seller with which Escrow Agent need not be concerned, Seller will be paying additional consideration to Buyer outside of the Transaction to discharge the difference between amounts secured by the mortgage and the purchase price of the Property. Escrow Agent need not confirm the payment and receipt of such other consideration as a condition to the closing of the Transaction. Buyer shall deposit the Satisfaction and Buyer's closing costs (in the form of a locally drawn cashier's or official bank check) with Escrow Agent not later than the closing.

(3) EFFECTIVE DATE; FACSIMILES; NOTICE: The effective date of this Contract shall be the date first set forth above (the "Effective Date"). A facsimile copy of this Contract and/or of any notice, demand or other communication hereunder, and any signatures hereon or thereon via facsimile, shall be considered for all purposes as an original. All notices, demands or other communications hereunder shall be in writing, and may be given to Seller, Buyer and to Escrow Agent, at their respective addresses/numbers set forth herein, by hand delivery, by U.S. certified mail, postage prepaid with return receipt requested, or by telephonically confirmed facsimile transmission. Notice shall be considered given upon the earlier of actual receipt or, if mailed as provided herein, 3 days after mailing.

(4) TITLE EVIDENCE; CLOSING: At least 2 days before the closing date, Seller shall, at Buyer's expense, deliver to Buyer or Buyer's attorney a title insurance commitment (with legible copies of instruments listed as exceptions attached thereto) in accordance with paragraph (a) of the Standards and, after closing, an owner's policy of title insurance. Insurance against adverse matters pursuant to Section 627.7841, F.S., as amended, shall be applicable. The Transaction shall be closed and the closing documents delivered on May 27, 1999, unless modified by other provisions of this Contract, at the offices of the Escrow Agent, commencing at 10:00 a.m. and continuing thereafter until completed. Seller warrants that there are no parties in occupancy other than Seller. Seller shall remain in occupancy of the Property after the time of closing under a lease of the property from Buyer to Seller. A memorandum of such lease will not be recorded as part of the closing of the Transaction, and Escrow Agent need not confirm the execution and delivery thereof as a condition to the closing.

(5) RESTRICTIONS; EASEMENTS; LIMITATIONS: Buyer shall take title subject to: comprehensive land use plans, zoning, restrictions, prohibitions and other requirements imposed by governmental authority; restrictions and matters appearing on the plat or otherwise common to the subdivision; outstanding oil, gas and mineral rights of record without right of entry; public utility easements of record; taxes for the year of closing and subsequent years; provided, that there exists at closing no violation of the foregoing. Buyer shall also take title subject to that certain Driveway Easement Agreement, a copy of which as executed and delivered by Seller and Cavaform, Inc. and to be recorded as part of the transaction documented in Escrow Agent's File No. 99-119 has been provided to Buyer. Seller shall convey title to the Property by statutory warranty deed, subject only to matters contained in this section and those otherwise accepted by Buyer.

(6) INSPECTION: Buyer and its agents shall have the right for the 2 days following the Effective Date (the "Inspection Period") to enter on the Property, upon reasonable prior written notice to Seller, for the purposes of performing such inspections, tests and studies as Buyer may desire in order to satisfy itself as to all aspects (other than title) of the condition and suitability of the Property for Buyer. Buyer shall timely pay all costs of such inspections, tests and studies and, in the event the closing is not consummated as set forth herein, shall immediately restore, at Buyer's expense, any damage to the Property caused by reason of any such entry. Buyer shall indemnify and hold Seller harmless from any and all loss, damage, cost and expense, including reasonable attorneys' fees, that Seller may sustain or incur by reason of Buyer's or its agents' actions under this section.

(7) CANCELLATION; AS IS: If Buyer determines, in its sole discretion, during the Inspection Period that the Property is not suitable for Buyer, Buyer may cancel this Contract by written notice of such election given to Seller not later than 24 hours after the expiration of the Inspection Period. In this event, Buyer shall pay title and escrow charges incurred, and Buyer and Seller shall be released of all further obligations hereunder, except as have previously accrued. If Buyer does not exercise this right of cancellation and the closing occurs, Buyer takes the Property AS IS, subject to the express warranties of Seller herein and in the deed to Buyer of the Property.

(8) DISCLOSURES; OTHER WARRANTIES; AGREEMENTS:

    (a) RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

    (b) Seller warrants that there are no facts known to Seller materially affecting the value of the Property which are not readily observable by Buyer or which have not been disclosed to Buyer, and that Seller has not received any notice with respect to the Property from any governmental organization as to a currently uncorrected violation of any kind.

    (c) Seller and Buyer warrant to each other that there is no broker or other person entitled to any commission by reason of the sale of the Property under this Contract. Seller and Buyer shall indemnify and hold each other harmless from any and all loss, damage, cost and expense, including reasonable attorneys' fees, that the party to be indemnified may sustain or incur by reason of any real estate commission or fee claimed to be due by, through or under the other party.

    (d) Seller is a United States person, and shall execute and deliver to Buyer and to Escrow Agent as part of the closing such affidavits as may be appropriate to establish that the withholding requirements of Section 1445 of the Internal Revenue Code of 1986 ("IRC") relating to withholding on dispositions of real property interests by foreign persons are not applicable to the Transaction. Buyer and Seller shall each provide Escrow Agent with such information as may be required for Escrow Agent to complete the appropriate Form 1099 and to report the Transaction under Section 6045(e) of the IRC.

    IN WITNESS WHEREOF, Seller and Buyer have executed and delivered this Contract for Purchase and Sale of Real Estate as of the date first set forth above.

LIFE SCIENCES, INC. (Seller)          186-194 IMLAY STREET REALTY CORP. (Buyer)

by: /s/ Alex A. Burns                 by: /s/ Simon Srybnik
   -----------------------------         --------------------------------------
        Alex A. Burns                         Simon Srybnik

The undersigned agrees to act as Escrow Agent under this Contract for Purchase and Sale of Real Estate:

SUNCOAST TITLE COMPANY OF FLORIDA, INC. (Escrow Agent)


by: /s/ Linda R. O'Dell
-------------------------------------
        Linda R. O'Dell, Manager



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                     STANDARDS FOR REAL ESTATE TRANSACTIONS

(a) EVIDENCE OF TITLE: A title insurance commitment issued by a Florida licensed title insurer agreeing to issue to Buyer, upon recording of the deed to Buyer, an owner's policy of title insurance in the amount of the purchase price, insuring Buyer's title to the Property, subject only to liens, encumbrances, exceptions or qualifications provided in this Contract and those to be discharged by Seller at or before closing. Seller shall convey marketable title subject only to liens, encumbrances, exceptions or qualifications provided in this Contract. Marketable title shall be determined according to applicable title standards adopted by authority of The Florida Bar and in accordance with law. Buyer shall have 2 days from the date of receiving evidence of title to examine it. If title is found defective, Buyer shall within such 2 days notify Seller in writing specifying any defects. If defects render title unmarketable, Seller will have 30 days from receipt of written notice to remove the defects, failing which Buyer shall, within 5 days after expiration of the 30 day period, deliver written notice to Seller either: (1) extending the time for a reasonable period not to exceed 60 additional days within which Seller shall use diligent effort to remove the defects; or (2) Buyer shall pay title and escrow charges incurred and the Transaction shall be terminated. If Buyer fails to so notify Seller, Buyer shall be deemed to have accepted the title as it then is. Seller shall, if title is found unmarketable, use diligent effort to correct any defects within the time provided therefor. If Seller is unable to timely correct the defects, Buyer shall either waive the defects, or shall pay title and escrow charges incurred, thereby releasing Buyer and Seller from all further obligations under this Contract. If evidence of title is delivered to Buyer less than 2 days prior to closing, Buyer may extend the closing date so that Buyer shall have up to 2 days from the date of receipt of evidence of title to examine the same in accordance with this paragraph (a).

(b) SURVEY: Seller, at Buyer's expense, within time allowed to deliver evidence of title and to examine same, shall have the Property surveyed and certified by a registered Florida surveyor. If the survey discloses encroachments on the Property, or that any improvements located thereon encroach on setback lines, easements, lands of others or violate any restrictions, contract covenants or applicable governmental regulation, the same shall constitute a title defect.

(c) LIENS: Seller shall furnish to Buyer at time of closing an affidavit attesting to the absence, unless otherwise provided for herein, of any financing statement, claims of lien or potential lienors arising or resulting from work or materials ordered at the instance or behest of Seller and further attesting that there has not been at the instance or behest of Seller any improvements or repairs to the Property for 90 days immediately preceding the date of closing. If the Property has been improved or repaired within that time at the instance or behest of Seller, Seller shall deliver releases or waivers of construction liens executed by all general contractors, subcontractors, suppliers, and materialmen in addition to Seller's lien affidavit setting forth the names of all such persons, further affirming that all charges for such improvements or repairs ordered at the instance or behest of Seller which could serve as a basis for a construction lien or a claim for damages have been paid or will be paid at the closing of this Contract. The foregoing requirements of Seller shall not apply to the extent any such person, work or materials were retained or ordered by, or are the obligation of, Buyer.

(d) TIME: Time is of the essence of this Contract. In computing time periods of less than 6 days, Saturdays, Sundays and state or national legal holidays shall be excluded. Any time periods provided for herein which shall end on a Saturday, Sunday or a legal holiday shall extend to 5:00 p.m. of the next business day.

(e) CLOSING DOCUMENTS: Seller shall furnish the deed, Seller's lien affidavit, Seller's possession affidavit and corrective instruments attributable to acts or omissions of Seller. Buyer shall furnish the Satisfaction and those other items reasonably requested by Escrow Agent.

(f) EXPENSES: Recording of corrective instruments other than the Satisfaction shall be paid by Seller. Documentary stamps on the deed and recording the deed and the Satisfaction shall be paid by Buyer. Charges for the following related title services, namely title or abstract charge, title examination, and settlement and closing fee, shall be paid by Buyer as the party responsible for paying for the title evidence in accordance with Section 4 of this Contract.

(g) PRORATIONS; CREDITS: Taxes, assessments and other expenses of the Property shall be prorated through the day before closing. Cash at closing shall be increased or decreased as may be required by prorations to be made through the day prior to closing, or occupancy, if occupancy occurs before closing. Taxes shall be prorated based on the current year's tax with due allowance made for maximum allowable discount, homestead and other exemptions. If closing occurs at a date when the current year's millage is not fixed and current year's assessment is available, taxes will be prorated based on such assessment and prior year's millage. If current year's assessment is not available, then taxes will be prorated on prior year's tax. A tax proration based on an estimate shall, at request of either party, be readjusted upon receipt of tax bill on condition that a statement to that effect is signed at closing.

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(h) SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified special assessment liens as of date of closing (not as of Effective Date) are to be paid by Seller. Pending liens as of date of closing shall be assumed by Buyer. If the improvement has been substantially completed as of Effective Date, any pending lien shall be considered certified, confirmed or ratified and Seller shall, at closing, be charged an amount equal to the last estimate or assessment for the improvement by the public body.

(i) RISK OF LOSS: If the Property is damaged by any casualty before closing and cost of restoration does not exceed $2,500.00, cost of restoration shall be an obligation of Seller outside of the Transaction and closing shall proceed pursuant to the terms of this Contract. If the cost of restoration exceeds such amount and Seller does not elect to pay the additional cost, Buyer shall have the option of either taking the Property as is, together with either such amount or any insurance proceeds payable by virtue of such loss or damage, or of canceling this Contract and paying title and escrow charges incurred.

(j) ESCROW: Escrow Agent is authorized and agrees by execution hereof to hold the documents and funds deposited in escrow under this Contract and, subject to clearance as to funds, to disburse them in accordance with terms and conditions of this Contract. If in doubt as to Escrow Agent's duties or liabilities under this Contract, Escrow Agent may, at Escrow Agent's option, continue to hold the subject matter of the escrow until the parties hereto agree to its disbursement or until a judgment of a court of competent jurisdiction shall determine the rights of the parties, or Escrow Agent may deposit the same with the clerk of the circuit court having jurisdiction of the dispute. Upon notifying all parties concerned of such action, all liability on the part of Escrow Agent shall terminate, except to the extent of accounting for any items previously delivered out of escrow. Any suit between Buyer and Seller wherein Escrow Agent is made a party because of acting as Escrow Agent hereunder, or in any suit wherein Escrow Agent interpleads the subject matter of the escrow, Escrow Agent shall recover reasonable attorneys' fees and costs incurred, with these amounts to be paid out of the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party. Escrow Agent shall not be liable to any party or person for misdelivery to Buyer or Seller of items subject to the escrow, unless such misdelivery is due to willful breach of the provisions of this Contract or gross negligence of Escrow Agent.

(k) ATTORNEYS' FEES; COSTS: In any litigation, including for breach, enforcement or interpretation, arising out of this Contract, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs.

(l) FAILURE OF PERFORMANCE: If Buyer fails to perform this Contract within the time specified, Seller, at Seller's option, may proceed in equity to enforce Seller's rights under this Contract. If, for any reason other than failure of Seller to make Seller's title marketable after diligent effort, Seller fails, neglects or refuses to perform this Contract, Buyer may seek specific performance or elect to pay title and escrow charges incurred without thereby waiving any action for damages resulting from Seller's breach.

(m) CONTRACT NOT RECORDABLE; PERSONS BOUND: Neither this Contract nor any notice of it shall be recorded in any public records. This Contract shall bind and inure to the benefit of the parties and their successors in interest. Whenever the context permits, the singular shall include the plural, and one gender shall include all.

(n) HEADINGS; OTHER AGREEMENTS: The headings of the section and paragraphs of this Contract are inserted for convenience only and are not a part of this Contract. This Contract shall not be construed against any party as the drafter. No prior or present agreement or warranty shall be binding on Buyer or Seller, unless included or referred to in this Contract. No modification to or change in this Contract shall be valid or binding upon the parties unless in writing and executed by the party or parties intended to be bound by it.


                                  EXHIBIT "A"